UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MOTORSPORT GAMES INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules14a-6(i)(1) and 0-11

MOTORSPORT GAMES INC.

2025 Annual MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, April 25, 2025

Dear Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Motorsport Games Inc., a Delaware corporation (the “Company”), to be held on April 25, 2025, at 11:00 a.m. local time, at the Company’s corporate headquarters, located at 5972 NE 4th Avenue, Miami, Florida 33137.

At the Annual Meeting, you will be asked:

1.	to elect two Class I directors of the Company to serve for a two-year term expiring in 2027 (Proposal No. 1);

2.	to approve an amendment to the Amended and Restated Motorsport Games Inc. 2021 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) available for awards under the Incentive Plan by 200,000 shares (Proposal No. 2);

3.	to ratify the selection of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal No. 3);

4.	to approve the exercise of the warrants issued by the Company on July 29, 2024 to purchase up to an aggregate of 949,310 shares of Class A common stock under applicable rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”) (Proposal No. 4);

5.	to approve a proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 4 (Proposal No. 5).

A Proxy Statement describing these matters to be acted upon at the Annual Meeting is attached, along with the Notice of 2025 Annual Meeting, a copy of our Annual Report for the year ended December 31, 2024, and a proxy card or voting instruction form, as applicable. No other matters will be considered at the Annual Meeting.

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YOUR VOTE IS IMPORTANT

On or about                  , 2025, we will commence mailing the proxy materials, including the Proxy Statement. The close of business on March 11, 2025 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on March 11, 2025 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

The enclosed proxy card or voting instruction form, as applicable, will entitle you to vote your shares on the matters presented at the Annual Meeting, even if you are unable to attend in person. Please mark the proxy card to indicate your vote, date and sign the proxy card and return it in the enclosed envelope as soon as possible for receipt prior to the Annual Meeting, or follow the instructions in the accompanying proxy materials to vote via the internet. Regardless of the number of shares you own, please be sure you are represented at the Annual Meeting either by attending in person or by returning your proxy by mail or voting on the internet as soon as possible.

Our Board recommends that you vote “FOR” each of the nominees and “FOR” Proposal Nos. 2–5.

Our Board is deeply committed to the Company, its stockholders and enhancing stockholder value and we thank you for your ongoing support and continued interest in Motorsport Games.

Sincerely,

Stephen Hood Chief Executive Officer and President
Miami, Florida
, 2025

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MOTORSPORT GAMES INC.

Notice of 2025 Annual Meeting of Stockholders
TO BE HELD ON FRIDAY, APRIL 25, 2025, AT 11:00 A.M.

LOCAL TIME

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Motorsport Games Inc., a Delaware corporation (the “Company”), will be held on Friday, April 25, 2025, at 11:00 a.m. local time, at the Company’s corporate headquarters, located at 5972 NE 4th Avenue, Miami, Florida 33137, to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1.	to elect two Class I directors of the Company to serve for a two-year term expiring in 2027 (Proposal No. 1);

2.	to approve an amendment to the Amended and Restated Motorsport Games Inc. 2021 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) available for awards under the Incentive Plan by 200,000 shares (Proposal No. 2);

3.	to ratify the selection of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal No. 3);

4.	to approve the exercise of the warrants issued by the Company on July 29, 2024 to purchase up to an aggregate of 949,310 shares of Class A common stock, under applicable rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”) (Proposal No. 4);

5.	to approve a proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 4 (Proposal No. 5).

Stockholders of record at the close of business on March 11, 2025 are entitled to notice of and to vote at our Annual Meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person.

On or about                , 2025, we will commence mailing this proxy statement, along with a copy of our Annual Report for the year ended December 31, 2024, and a proxy card or voting instruction form, as applicable. This Notice of Annual Meeting of Stockholders, the proxy statement, our annual report, and the form of proxy card are available at www.proxyvote.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, APRIL 25, 2025

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INCLUDING THE PROXY card and the annual report), AND SUCH MATERIALS WILL BE SENT TO YOU.

Our Board recommends that you vote “FOR” each of the nominees and “FOR” Proposal Nos. 2–5.

BY ORDER OF THE BOARD OF DIRECTORS

Sincerely,

Stephen Hood Chief Executive Officer and President

Miami, Florida
, 2025

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MOTORSPORT GAMES INC.

5972 NE 4th Avenue

Miami, Florida 33137

2025 Annual MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, APRIL 25, 2025

PROXY STATEMENT

General Information

We are providing these proxy materials to holders of shares of Class A common stock, $0.0001 par value per share (the “Class A common stock”) and Class B common stock $0.0001 par value per share (the “Class B common stock”), of Motorsport Games Inc., a Delaware corporation (referred to as “Motorsport Games,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Motorsport Games of proxies to be voted at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, April 25, 2025, beginning at 11:00 a.m., local time at 5972 NE 4th Avenue, Miami, Florida 33137, and at any adjournment or postponement of the Annual Meeting.

The purpose of the Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting. No other business will come before the Annual Meeting.

Our Board of Directors is soliciting votes FOR the election of Andrew P. Jacobson and Navtej Singh Sunner as Class I directors of the Company to serve for a two-year term expiring in 2027 (Proposal No. 1 also referred to as the “Election of Directors”); FOR the approval of an amendment to the Amended and Restated Motorsport Games Inc. 2021 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares of the Company’s Class A common stock available for awards under the Incentive Plan by 200,000 shares (Proposal No. 2 also referred to as the “ Incentive Plan Increase Proposal”); FOR the ratification of the selection of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal No. 3 also referred to as the “Auditor Ratification Proposal”); FOR the approval to exercise warrants issued by the Company on July 29, 2024 to purchase up to an aggregate of 949,310 shares of the Company’s Class A common stock under applicable rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”) (Proposal No. 4 also referred to as the “Warrant Exercise Proposal”); and FOR the approval of a proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 4 (Proposal No. 5 also referred to as the “Adjournment Proposal”).

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On or about                   , 2025, we will begin mailing this proxy statement and the annual report for the year ended December 31, 2024. The annual report and proxy statement are also available at www.proxyvote.com.

Annual Meeting Admission

All stockholders are welcome to attend the Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our Class A common stock on March 11, 2025, the record date for the Annual Meeting (the “Record Date”). This can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you will be required to present proof of your ownership of our Class A common stock on the Record Date, such as a bank or brokerage account statement and voting instruction card, to be admitted to the Annual Meeting.

How To Vote

Stockholders of Record

If your shares are registered directly in your name with Motorsport Games’s transfer agent, ClearTrust, LLC, you are considered the “stockholder of record” of those shares and this proxy statement is being sent directly to you by Motorsport Games. If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to have your shares voted by proxy, you may submit a proxy by using the internet (please visit www.proxyvote.com and follow the instructions), or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions.

Submit a Proxy by Mail

If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Submit a Proxy by Internet

If you choose to submit a proxy by internet, go to www.proxyvote.com to complete an electronic proxy card. Have your proxy card or voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on April 24, 2025 to be counted.

Submit a Proxy at the Annual Meeting

Submitting a proxy by mail or internet will not limit your right to vote at the Annual Meeting if you decide to attend in person.

Beneficial Owners of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and this proxy statement is being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

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Questions And Answers About The Annual Meeting

Q: What information is contained in this proxy statement?

A: The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, and other required information.

Q: How do I get electronic access to the proxy materials?

A: This proxy statement is available at www.proxyvote.com.

Q: What items of business will be voted on at the Annual Meeting?

A: The five (5) items of business scheduled to be voted on at the Annual Meeting are:

Proposal No. 1—Election of Directors. To elect two Class I directors of the Company to serve for a two-year term expiring in 2027;

Proposal No. 2—Incentive Plan Increase Proposal. To approve an amendment to the Incentive Plan to increase the number of shares of the Company’s Class A common stock available for awards under the Incentive Plan by 200,000 shares;

Proposal No. 3 —Auditor Ratification Proposal. To ratify the selection of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

Proposal No. 4 —Warrant Exercise Proposal. To approve the exercise of the warrants issued by the Company on July 29, 2024 to purchase up to an aggregate of 949,310 shares of Class A common stock under applicable rules and regulations of Nasdaq; and

Proposal No. 5 —Adjournment Proposal. To approve a proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Warrant Exercise Proposal.

Other than these proposals, no other proposals will be presented for a vote at the Annual Meeting.

Q. How does the Board of Directors recommend that I vote?

A: The Board of Directors recommends that you vote your shares (1) FOR the election of Messrs. Jacobson and Sunner as Class I directors; (2) FOR the Incentive Plan Increase Proposal; (3) FOR the Auditor Ratification Proposal; (4) FOR the Warrant Exercise Proposal; and (5) FOR the Adjournment Proposal.

Q: Who is entitled to vote at the Annual Meeting?

A: Holders of record of our Class A common stock and Class B common stock as of the close of business on March 11, 2025, the Record Date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Holders of record of shares of common stock are entitled to vote on all matters brought before the Annual Meeting.

As of the Record Date, there were 3,183,558 shares of Class A common stock and 700,000 shares of Class B common stock outstanding and entitled to vote. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to ten votes per share.

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Q. What shares can I vote?

A: You may vote or cause to be voted all shares of Class A common stock and Class B common stock owned by you as of the close of business on March 11, 2025, the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holder. If your shares are registered directly in your name on the books of Motorsport Games maintained with Motorsport Games’ transfer agent, ClearTrust, LLC, you are considered the “record holder” of those shares, and this proxy statement is sent directly to you by Motorsport Games. As the stockholder of record, you have the right to grant your voting proxy directly or to directly vote in person at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Annual Meeting, instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

If you are a beneficial owner and do not instruct your broker, bank, or nominee how to vote your shares, the question of whether your broker, bank or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote.

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Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe that Proposal No. 1, Proposal No. 2, Proposal No. 4, and Proposal No. 5 are non-routine matters. Accordingly, your broker, bank or nominee may not vote your shares on Proposal No. 1, Proposal No. 2, Proposal No. 4, or Proposal No. 5 without your instructions. We believe that Proposal No. 3 is a routine matter. Accordingly, your broker, bank or nominee may not vote your shares on Proposal No. 3 without your instructions.

Q: Can I change my vote or revoke my proxy?

A: You may change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. To change your vote or revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Motorsport Games Inc., 5972 NE 4th Avenue, Miami, Florida 33137; (2) submit a later-dated proxy (either by mail or internet), subject to the voting deadlines that are described on the proxy card; (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date; or (4) by appearing at the Annual Meeting in person and voting your shares. Attendance at the meeting will not, by itself, change or revoke a proxy unless you specifically so request.

For shares you hold beneficially, you may change or revoke your vote by following instructions provided by your broker, bank or nominee.

Q: What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A: If you provide specific instructions, your shares will be voted as you instruct. If you are a record holder and submit your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely (1) FOR the election of Messrs. Jacobson and Sunner as Class I directors; (2) FOR the Auditor Ratification Proposal; (3) FOR the Warrant Exercise Proposal; and (4) FOR the Adjournment Proposal.

Q: What is a quorum and why is it necessary?

A: Conducting business at the Annual Meeting requires a quorum. The presence, either in person or by proxy, of holders of a majority of the voting power of the issued and outstanding shares of stock entitled to vote on March 11, 2025 is necessary to constitute a quorum. Because, as mentioned above, we believe that banks, brokers and nominee holders of record will have discretionary voting authority with respect Proposal No. 3, if a beneficial owner of shares held in “street name” does not give voting instructions to the broker, bank or nominee holder of record, such broker, bank or nominee holder of record may vote such shares with respect to Proposal No. 3, which means such shares will be included in determining whether a quorum is present. Abstentions will be included in determining whether a quorum is present. If you hold your shares in street name, we encourage you to provide voting instructions to the broker, bank or nominee that holds your shares. If there is no quorum, the chairperson of the meeting or the holders of a majority of the shares represented at the meeting may adjourn the meeting to another date.

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Q: What is the voting requirement to approve each of the proposals?

A: Proposal No. 1—Election of Directors. Nominees for director shall be elected who receive the affirmative vote of the holders of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on Proposal No. 1 (the Election of Directors). Abstentions and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Proposal No. 2— Incentive Plan Increase Proposal. To be approved, Proposal No. 2 (the Auditor Ratification Proposal), must receive the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Proposal No. 3 —Auditor Ratification Proposal. To be approved, Proposal No. 3 (the Auditor Ratification Proposal), must receive the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes are not expected on this proposal because we believe it is a routine matter.

Proposal No. 4 —Warrant Exercise Proposal. To be approved, Proposal No. 4 (the Warrant Exercise Proposal), must receive the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Proposal No. 5 —Adjournment Proposal. To be approved, Proposal No. 5 (the Adjournment Proposal), must receive the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

We recommend you vote FOR each of the director nominees and FOR the other four (4) proposals.

Q: What should I do if I receive more than one proxy statement?

A: You may receive more than one proxy statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy statement. Please follow the voting instructions on all of the proxy statements to ensure that all of your shares are voted.

Q: Where can I find the voting results of the Annual Meeting?

A: We intend to announce voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K, which we expect will be filed within four (4) business days of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q: Who will count the votes?

A: One or more inspectors of election will tabulate the votes.

Q: Is my vote confidential?

A: Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Motorsport Games or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

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Q: Who will bear the cost of soliciting votes for the Annual Meeting?

A: The Board of Directors is making this solicitation on behalf of Motorsport Games, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We are paying the cost of this solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by our officers or regular employees, without paying them any additional compensation or remuneration. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

Q: When are stockholder proposals and director nominations due for next year’s annual meeting?

A: To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by , 2025, to the attention of the Corporate Secretary of Motorsport Games Inc. at 5972 NE 4th Avenue, Miami, Florida 33137and you must comply with all applicable requirements of Rule 14a-8 (“Rule 14a-8”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders of record may also submit a proposal (including a director nomination) in accordance with Motorsport Games’s bylaws, as amended (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), but does not intend to have included in the proxy materials prepared by the Company in connection with the 2026 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above no less than 60 days nor more than 90 days before the first anniversary of the prior year’s meeting. However, if we hold the 2026 Annual Meeting on a date that is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by us no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made. See “STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS” elsewhere in this proxy statement for additional information regarding stockholder proposals and director nominations at our 2026 Annual Meeting. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 24, 2026. If such meeting date is changed by more than 30 days, then notice pursuant to Rule 14a-19 must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

Q: Who can help answer my questions?

A: If you have any questions about the Annual Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Motorsport Games Inc., at 5972 NE 4th Avenue, Miami, Florida 33137 or by phone at (305) 507-8799.

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Proposal No. 1

Election of Directors

Election of Messrs. Jacobson and Sunner as Class I directors of the Company, who shall each be an independent director as defined by applicable rules, to serve for a two-year term expiring in 2027

The Board consists of three members. In accordance with the Company’s certificate of incorporation, our Board of Directors is divided into two classes with staggered two-year terms as follows:

●	the Class I directors are Messrs. Jacobson and Sunner, whose terms will expire at the Annual Meeting. Our Board of Directors has elected the two Class 1 directors for re-election as directors. If elected at the Annual Meeting, each nominee would serve as a Class 1 director for two years following the Annual Meeting until the 2027 Annual Meeting and until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal or as otherwise provided in the bylaws of the Company For more information, see “Proposal No. 1—Election of Directors,” above.

●	the Class II director is Mr. Delta, whose term will expire at the 2026 Annual Meeting and until his respective successor is elected and qualified or as otherwise provided in the bylaws of the Company.

Vacancies on the Board may be filled only by a majority of the directors then in office (although less than a quorum) or by the sole remaining director.

Each director who is elected at a meeting of stockholders shall hold office for a term ending on the date of the second annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. Each director who is elected to fill a vacancy shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.

The term of each director will continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Proxies may not be voted for a greater number of persons than the number of nominees named. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

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Nominees For Election to Serve as Class I Directors

Andrew P. Jacobson, 53, has served as a member of the Board since December 23, 2022. Mr. Jacobson is currently Head of OEM and Agency Development for Impel.AI, an automotive AI SaaS provider. From 2019 to 2024, Mr. Jacobson served as the Vice President of Automotive Client Development, Digital Media Solutions of Epsilon, an outcome-based marketing company. Mr. Jacobson is also a founding partner of Lakeview Midwest, L.L.C. (2016 to present), a consulting company focused on advising investors, media companies, ad tech firms, manufacturers and advertisers on all aspects of digital media management, marketing, and sales. Additionally, Mr. Jacobson has held leadership roles in Sales and Marketing at Cars.com, an online automotive shopping platform, VerticalScope Inc., a social media publisher, as well as various roles at Ford Motor Company, Jaguar N.A. and Lincoln. Mr. Jacobson received a B.A. in Economics from Pomona College and an M.B.A., Marketing and Organization Behavior from the Kellogg School of Management at Northwestern University. Our Nominating Committee believes that Mr. Jacobson’s extensive expertise in the automotive industry qualify him to serve on our Board of Directors.

Navtej Singh Sunner, 54, has served as a member of the Board since January 12, 2023. Mr. Sunner is a highly experienced lawyer and business development expert immersed in the video games industry. After qualifying as a lawyer with Pinsent Masons, he spent several years as Head of Legal at Codemasters as well as General Counsel at Mastertronic Group. Following a further period practicing law as Co-Head of Interactive Entertainment for Osborne Clarke and, subsequently, as Head of Computer Games for Wiggin, Mr. Sunner worked with Japanese games company GREE. Mr. Sunner then spent time as Commercial Director for a games studio at Microsoft as well as being on the Board of esports company EGL. Currently, in addition to his video game consultancy “Navatron,” Mr. Sunner is on the advisory boards of mobile games studio Reality Games and console games developer Radical Forge. Nav’s long career in the video games industry has included extensively being involved with legal and business issues relating to racing games. Mr. Sunner received an LLM in Intellectual Property Law from King’s College London in 1996, Professional Legal Qualifications from Inns of Court School of Law in 1994, and an LLB from School of Legal Studies, University of Wolverhampton in 1993. Our Nominating Committee believes that Mr. Sunner’s extensive expertise in the video game industry qualify him to serve on our Board of Directors.

Class II Director

John Delta, 62, has served as a member of the Board since November 9, 2022. Beginning on October 4, 2022 and through his resignation on November 9, 2022, Mr. Delta served as our part-time Interim Chief Financial Officer. Mr. Delta was Managing Partner for the Mid-Atlantic Region of TechCXO, LLC, a provider of outsourced C-Suite executives to high-tech companies from November 2016 through December 2024. He is currently the Managing Partner and founder of IYP Advisory, a financial services firm focusing on mergers and acquisitions, forensic accounting and other financial advisory services for publicly traded and private equity-backed firms. Prior to TechCXO, he worked for several private equity-backed companies, including serving as Chief Operating Officer for Management CV Inc. from February 2011 to June 2016; Co-Founder and Chief Financial Officer for JJAB Holdings, LLC from February 2010 to February 2011; Chief Financial Officer for Edison Worldwide from December 2008 to January 2010; Chief Financial Officer for DoublePositive Marketing Group, Inc. from March 2006 to October 2008; Executive Vice President and Global Head of Operations for Hemscott Group PLC from October 2003 to December 2005; and Vice President, General Manager for The Nasdaq Stock Market, including as Vice President of Interactive Services. Earlier in his career, he was a consultant at McKinsey & Co. and Deloitte & Touche in the Financial Strategies practice. Mr. Delta earned a bachelor’s degree and an MBA from the University of Virginia. Our Nominating Committee believes that Mr. Delta’s extensive accounting and finance expertise qualify him to serve on our Board of Directors.

Required Vote

Nominees for director shall be elected who receive the affirmative vote of the holders of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on Proposal No. 1 (the Election of Directors). Abstentions and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Recommendation of our Board of Directors

The Board unanimously recommends that you vote “FOR” the election of Messrs. Jacobson and Sunner as Class I directors.

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Information Regarding our Directors and Executive Officers and Corporate Governance

Directors and Executive Officers

The directors and executive officers of the Company and their respective ages, and positions with the Company as of March 11, 2025 are set forth below. There are no family relationships among any of the directors or executive officers.

There are no material legal proceedings to which any director or executive officer of the Company, or any associate of any director or executive officer of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Name	Age	Position
Stephen Hood	47	Chief Executive Officer and President
Stanley Beckley	42	Chief Financial Officer
John Delta	62	Director
Andrew P. Jacobson	53	Director
Navtej Singh Sunner	54	Director

Executive officers serve at the discretion of the Board.

The following is a brief biography of each executive officer. Biographies of our directors are set forth in “Proposal No. 1: Election of Directors,” above.

Stephen Hood, Chief Executive Officer and President. Mr. Hood has served as our Chief Executive Officer and President from April 19, 2023. Mr. Hood served as a business development consultant to Speed Capital Ltd. from October 2022 to April 2023. Mr. Hood served as the Company’s President from April 2019 to January 2022. Mr. Hood has also served as President of Motorsport Games Limited, our UK subsidiary, from February 2020 to January 2022 and as a director of 704Games from September 2018 to January 2022. Previously, Mr. Hood served as Head of Esports for Autosport Media UK Limited, a subsidiary of Motorsport Network, from July 2018 to March 2019. Prior to joining Motorsport Network, Mr. Hood served as Executive Producer at Dovetail Games, a UK-based producer of digital hobbies, from September 2016 to May 2018 and as a Creative Director from December 2014 to September 2016. Mr. Hood was employed at Codemasters, a British video game developer and publisher, as Creative Director from November 2011 to December 2013 and as Chief Game Designer from March 2009 to November 2011. Prior to that, Mr. Hood was Design Manager at Ideaworks Game Studio, a British video game developer, from August 2006 to October 2008 and a Senior Designer at renowned British developer Lionhead Studios Limited from 2004 to 2006. He also has held various positions as Design Director and Design Manager with other video game producers. Mr. Hood is a BAFTA award winning developer (Best Simulation, The Movies and Best Sports Game, Formula One 2010) with particular expertise in building creative teams and designing and managing the development of complex video game projects and services.

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Stanley Beckley, Chief Financial Officer. Mr. Beckley has served as our Chief Financial Officer since May 16, 2024, after having served as Interim Chief Financial Officer from November 8, 2023. Mr. Beckley initially joined Driven Lifestyle Group LLC (formerly Motorsport Network, LLC) (“Driven Lifestyle”), the majority stockholder of the Company, in February 2021 as its Chief Accounting Officer – a role he continues to serve in. Mr. Beckley has over nineteen years of experience in leading finance and accounting teams and working on technical accounting matters. Prior to joining Driven Lifestyle, from 2017 through 2020, Mr. Beckly worked as a Corporate Controller for H.I.G. Capital, a global private equity firm headquartered in Miami. Earlier in his career, Mr. Beckley spent nine years with KPMG as a Senior Manager in its Audit Practice. More recently, between May 2022 and May 2023 Mr. Beckley was the Chief Financial Officer for CDR Companies, a national firm that provides consulting, emergency management, and disaster health and medical services. He graduated with Bachelor’s and Master’s degrees in Accounting with honors from Florida International University and holds active Certified Public Accounting licenses in the states of Florida and Virginia. Mr. Beckley is also a certified Fraud Examiner and a Chartered Certified Accountant.

Board Leadership Structure

The Board does not currently have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate. The Board believes that it should be free to decide from time to time in any manner that is in the best interests of the Company and its stockholders whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate. Currently, the roles of Chairman of the Board and Chief Executive Officer are separate with John Delta serving as the Chairman of the Board and Stephen Hood serving as our Chief Executive Officer.

Risk Oversight Functions

The Board, in fulfilling its oversight role, focuses on the adequacy of our enterprise-wide risk management policies and procedures. The Audit Committee of the Board (the “Audit Committee”) has been designated to take the lead in overseeing risk management at the Board level. The Audit Committee is responsible for discussing guidelines and policies to govern the processes by which risk assessment and management is undertaken and handled, and discussing with management the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures. Although the Board’s primary risk oversight has been assigned to the Audit Committee, the full Board also receives information about the most significant risks that the Company faces.

Board Meetings

The Board of Directors held fifty-three (53) meetings and acted by unanimous written consent in lieu of a meeting four (4) times during the fiscal year ended December 31, 2024. All directors attended 75% or more of the aggregate of the total number of the meetings of the Board of Directors in 2024 and the total number of meetings held by all committees of the Board of Directors on which such directors served in 2024. It is the Company’s policy to encourage, but not require, directors and nominees for director to attend the Annual Meeting. None of the directors attended last year’s annual meeting of stockholders.

The Board currently includes three nonemployee, independent members – John Delta, Andrew P. Jacobson and Navtej Singh Sunner. Each of Messrs. Delta, Jacobson and Sunner is an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as all three of the three members of the Board qualify as independent under the Nasdaq listing standards and the rules of the Commission. No director is considered independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Also, all members of the Board’s audit committee, compensation committee and nominating and governance committee are independent directors.

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Committees of the Board

On January 5, 2021, the Board established its Audit Committee, Compensation Committee (the “Compensation Committee”) and Nominating and Corporate Governance Committee (the “Nominating Committee”), the composition and responsibilities of which are described below. Each committee operates pursuant to a written charter, which is reviewed each year. All committee charters are available in the “Investors—Governance” section of our Internet website at http://www.motorsportgames.com.

Audit Committee

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which committee is currently comprised of John Delta (Audit Committee chairman), Andrew P. Jacobson and Navtej Singh Sunner. The Audit Committee’s responsibilities and other matters related to the Audit Committee are discussed below and in the section titled “Audit Committee Report.”

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes, the integrity of the financial reports and other financial information and the audits of our financial statements, as well as to review the qualifications, independence and performance, and approve the terms of engagement of our independent auditor, review the performance of our internal audit function and prepare any reports required of the Audit Committee under rules of the U.S. Securities and Exchange Commission (the “SEC”). Specific responsibilities of the Audit Committee include:

●	overseeing the work and compensation of the independent auditor in connection with the preparation by the independent auditor of the audit report;

●	reviewing the qualifications, performance and independence of the independent auditor and approving the retention or replacement of the independent auditors;

●	approving the retention of the independent auditors to perform any proposed permissible non-audit services;

●	overseeing the rotation of partners of the independent auditors on our audit engagement team as required by law;

●	reviewing and approving transactions between us and any related persons;

●	conferring with management and the independent auditors regarding the adequacy of internal controls over financial reporting;

●	establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

●	discussing guidelines and policies to govern the process by which risk assessment and management is undertaken and handled, and discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures; and

●	reviewing and discussing our annual audited financial statements and quarterly financial statements with management and the independent auditor.

The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2024.

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Compensation Committee

Messrs. Delta, Jacobson and Sunner serve on the Compensation Committee. John Delta is the Compensation Committee chairman. The Board has adopted a written Compensation Committee charter, which is reviewed each year. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation of the executive officers and directors of the Company. Specific responsibilities of the Compensation Committee include:

●	reviewing and advising the Board concerning our overall compensation philosophy, policies and plans, including a review of both regional and industry compensation practices and trends

●	reviewing and approving corporate and personal performance goals and objectives relevant to the compensation of all executive officers, and make recommendations to the Board regarding all executive compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites).

●	making recommendations to the Board regarding the establishment and terms of the Company’s incentive compensation plans and equity compensation plans, and administering such plans, and making and approving grants of options and other equity awards to all executive officers and directors under such plans;

●	reviewing and discuss with management the risks associated with our compensation policies; and

●	making recommendations to the Board regarding director compensation.

The Compensation Committee may not delegate any authority with respect to the above-described responsibilities to other persons other than to one or more subcommittees of the Compensation Committee comprised of one or more members of the Compensation Committee. The Company’s executive officers do not have any role in determining or recommending the amount or form of executive and director compensation.

The Compensation Committee held two (2) meetings and did not act by unanimous written consent in lieu of a meeting during the fiscal year ended December 31, 2024.

Nominating and Corporate Governance Committee

Messrs. Delta, Jacobson and Sunner serve on the Nominating Committee. Navtej Singh Sunner is the Nominating Committee chair. The Nominating Committee’s responsibilities and other matters related to the Nominating Committee are discussed below and in the section titled “Director Nominations.” Specific responsibilities of the Nominating Committee include:

●	identifying individuals qualified to become Board members;

●	selecting or recommending to the Board director nominees for each election of directors;

●	developing and recommending to the Board criteria for selecting qualified director candidates;

●	considering committee member qualifications, appointment and removal;

●	recommending corporate governance principles and a code of business conduct and ethics applicable to the Company; and

●	providing oversight in the evaluation of the Board and each committee.

The Nominating Committee held one (1) meeting and did not act by unanimous written consent in lieu of a meeting during the fiscal year ended December 31, 2024.

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Director Nominations

The Nominating Committee operates pursuant to a written charter, which is reviewed each year. The Nominating Committee is responsible for the identification of individuals qualified to become members of the Board, the selection or recommendation of the director nominees for annual meetings of stockholders, the selection of director candidates to fill any vacancies on the Board, recommendation of corporate governance principles and related responsibilities. Criteria considered by the Nominating Committee in identifying and evaluating director nominees include experience in corporate governance, experience in, or relationships within, the Company’s industries, academic or professional expertise, reputation for high moral and ethical standards, business and professional standing that will add to the Board’s stature, business experience, skills and time availability, and the diversity of the skills, background and experience of Board members as a whole. In addition, it is a primary objective of the Nominating Committee to assure that the Board and its committees satisfy the independence requirements of Nasdaq and any other applicable self-regulatory or regulatory requirements. The Nominating Committee’s policy with regard to the consideration of diversity in identifying director nominees requires the committee to consider the diversity of the skills, background and experience of Board members as a whole as one of many other criteria that may be considered in recommending candidates for election or appointment to the Board; however, this policy does not require that the composition of the Board be diverse in any manner or that persons identified as director nominees must promote or enhance the diversity of the Board.

The Nominating Committee will consider director candidates recommended by stockholders and will evaluate such candidates on the same basis as candidates recommended by other sources. Stockholder recommendations must meet the requirements set forth in the Company’s bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 5972 NE 4th Avenue, Miami, Florida 33137. In order to ensure review and consideration of any stockholder’s recommendation, the notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year’s annual meeting. However, if next year’s annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year’s annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company’s public announcement of next year’s annual meeting date. The Secretary will present such recommendations to the Nominating Committee. The Nominating Committee will identify potential candidates through recommendations from the Company’s officers, directors, stockholders and other appropriate third parties.

In 2024, the Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. Although the Company is not currently paying a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees, the Company may engage a third-party search firm in the future.

Stockholder Communications with the Board of Directors

The Board has a process by which stockholders may communicate with the Board. Any stockholder desiring to communicate with the Board may do so in writing by sending a letter addressed to the Board of Directors, c/o Secretary of the Company, at the principal executive offices of the Company, 5972 NE 4th Avenue, Miami, Florida 33137. The Secretary will review all such communications but may disregard any communication that he or she believes is not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the Secretary will share the communication with the applicable director or directors.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. A copy of our Code of Ethics and Business Conduct has been posted to the “Investors—Governance” section of our Internet website at http://www.motorsportgames.com. We intend to satisfy the requirement under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Ethics and Business Conduct by posting such information on our Internet website at http://www.motorsportgames.com. We will provide a copy of our Code of Ethics and Business Conduct to any person without charge, upon written request to our Secretary, 5972 NE 4th Avenue, Miami, Florida 33137, telephone number (305) 507-8799, e-mail address: investors@motorsportgames.com.

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Insider Trading Policy

We maintain an Insider Trading Policy that contains prohibitions on, among other items, officers, directors and employees purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their own personal benefit. The Insider Trading Policy also requires the Company to comply with all insider trading laws, rules and regulations, and any applicable listing standards when engaging in transactions in its own securities.

Hedging Policy

Our Insider Trading Policy prohibits our employees (including officers) or directors from selling our securities short or from entering into hedging or monetization transactions or similar arrangements with respect to our securities.

* The disclosure under the caption “Hedging Policy” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive and Director Compensation

We have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined under Item 10(f) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”). In accordance with these rules, our “named executive officers” for fiscal year ended December 31, 2024 were:

●	Stephen Hood, our Chief Executive Officer and President; and

●	Stanley Beckley, our Chief Financial Officer.

2024 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years indicated below.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	All Other Compensation	Total
Stephen Hood (2)	2024	$260,463	$-	$-	$81,391	$1,566	$343,420
Chief Executive Officer	2023	$170,884	$-	$-	$-	$3,079	$173,963

Stanley Beckley (3)	2024	$230,000	$-	$-	$-	$7,213	$237,213
Chief Financial Officer	2023	$30,580	$-	$-	$-	$700	$31,280

(1) The amounts represent the aggregate grant date fair value of stock awards or option awards, as applicable, computed in accordance with ASC Topic 718. The assumptions used to calculate the grant date fair values of such awards are set forth in Note 10 – Share-Based Compensation in the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts reflect our calculation of the grant date fair value of these awards and do not necessarily correspond to the actual value that may ultimately be realized by the executive officer.

(2) Mr. Hood was appointed as our Chief Executive Officer and President on April 19, 2023. Mr. Hood was paid in pound sterling for fiscal years 2023 and 2024. The amounts included in table above for Mr. Hood for fiscal year 2023 were determined by converting his compensation in pound sterling to U.S. dollars using the average exchange rate for fiscal year 2023 (approximately 1 pound sterling = 1.2544 U.S. dollars). The amounts included in table above for Mr. Hood for fiscal year 2024 were determined by converting his compensation in pound sterling to U.S. dollars using the average exchange rate for fiscal year 2024 (approximately 1 pound sterling = 1.2521 U.S. dollars).

On January 26, 2024, the compensation committee of the board of directors of the Company approved and authorized the grant of an option award to purchase 46,000 shares of the Company’s Class A common stock to Stephen Hood, the Chief Executive Officer and President of the Company, pursuant to the MSGM 2021 Stock Plan. 11,500 shares underlying the option award vested immediately upon grant and the remaining 34,500 shares underlying the option award vested in three equal quarterly instalments beginning on April 26, 2024.

(3) Effective November 8, 2023, Stanley Beckley was appointed as our Interim Chief Financial Officer. On May 16, 2024, Mr. Beckley was appointed to serve as the Chief Financial Officer on a permanent basis.

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Elements of the Company’s Executive Compensation Program

For fiscal years 2024 and 2023, the compensation for our named executive officers generally consisted of a base salary, a discretionary cash bonus, standard employee benefits and, for our named executive officer in the United Kingdom, a Company contribution to a defined contribution plan retirement plan. We may also grant other equity awards and cash bonuses as part of our executive compensation program for named executive officers, as determined by the Board or our Compensation Committee.

Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Base salaries may be increased based on the individual performance of the named executive officer, Company performance, any change in the executive’s position within our business, the scope of his or her responsibilities and any changes thereto. Base salaries may also be increased as required under the terms of a named executive officer’s employment agreement, as applicable.

Cash Bonus

From time to time the Board or Compensation Committee may approve bonuses for our named executive officers based on individual performance, company performance or as otherwise determined appropriate.

Equity Compensation

We adopted the Motorsport Games Inc. 2021 Equity Incentive Plan, or the Incentive Plan, which became effective on January 12, 2021, in order to facilitate the grant of equity awards to our employees, consultants, and directors for the purposes of obtaining and retaining services of these individuals, which we believe is essential to our long-term success. On November 10, 2022, as a result of the reverse stock split of the Company’s outstanding shares of Class A and Class B common stock at a ratio of 1-for-10 (the “Reverse Stock Split”), the Company amended and restated the Incentive Plan to reflect, pursuant to the provisions of Section 10.1 of the Incentive Plan, the proportionate adjustment to the number of shares of Company’s Class A Common Stock authorized for issuance under the Incentive Plan from 1,000,000 shares of Class A common stock to 100,000 shares using the same 1-for-10 ratio used to consummate the Reverse Stock Split. In connection with such amendment, pursuant to Section 10.2 of the Incentive Plan, the Board proportionally adjusted the number of shares of Class A Common Stock subject to outstanding plan awards and the exercise price per share of Class A common stock of each such award to reflect the impact of the Reverse Stock Split. No other modifications or amendments were made to the Incentive Plan. Such Amended and Restated Motorsport Games Inc. 2021 Equity Incentive Plan is referred to herein as the “Incentive Plan.” For additional information about the Incentive Plan, see “Equity Compensation Plan Table” below.

Other Elements

We provide various employee benefit programs to our named executive officers, including health and life insurance benefits, which are generally available to all of our employees. We also currently maintain a 401(k) retirement savings plan for our U.S. employees, including our U.S.-based named executive officers, who satisfy certain eligibility requirements, and a similar retirement savings plan for our employees in the United Kingdom.

Executive Employment Arrangements

Employment Agreement with Stephen Hood

On April 17, 2023 (but effective as of April 19, 2023), we entered into a Statement of Terms and Conditions of Employment between Motorsport Games Limited (the Company’s UK subsidiary) and Stephen Hood (the “2023 Employment Agreement”) in connection with his appointment as a new Chief Executive Officer (“CEO”) and President of the Company. Pursuant to the 2023 Employment Agreement, in connection with assuming the duties of CEO, Mr. Hood receives an annual base salary equal to gross $245,000 per annum as converted into British Pounds Sterling at the prevailing rate. Mr. Hood is eligible, subject to an approval by the Compensation Committee, to receive the following pay increases when the Company’s Market Cap (as defined below) targets set forth below are achieved from time to time (such targets shall be deemed achieved if any 60 consecutive calendar days average closing trading price of the Class A common stock of the Company is reached to achieve the Market Cap applicable target set forth below):

●	Above $50 million Market Cap, the CEO’s base salary will be eligible to be increased by the Committee to aggregate gross $300,000 per annum;

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●	Above $100 million Market Cap, the CEO’s base salary will be eligible to increase to aggregate gross $375,000 per annum

●	Above $200 million Market Cap, the CEO’s base salary will be eligible to increase to aggregate gross $440,000 per annum

●	Above $300 million Market Cap, the CEO’s base salary will be eligible to increase to $500,000 per annum.

“Market Cap” means the dollar amount equal to the product of (i) the per share closing trading price of the Class A common stock of the Company on Nasdaq Capital Market on the day of determination of the Market Value and (ii) the number of issued and outstanding shares of the Company’s Class A common stock on the day of determination of the Market Value.

Mr. Hood is eligible to participate in the Company’s applicable UK sub-plan to MSGM’s Incentive Compensation Plan (“ICP”). Furthermore, subject to an approval by the Compensation Committee, the Company’s stockholders approving an amendment to the ICP to increase the number of shares of the Company’s Class A common stock to become available for awards under the ICP and the ICP having sufficient number of Class A shares of Common stock available for the awards summarized below (in addition to the annual awards to other employees and independent contractors and awards to the independent directors of the Company), Mr. Hood may be eligible to receive the following bonus payments when the Market Cap targets set forth below are achieved from time to time (such targets shall be deemed achieved if any 60 consecutive calendar days average closing trading price of the Class A common stock of the Company is reached to achieve the Market Cap applicable target set forth below):

●	$50 million Market Cap, the CEO will be eligible to receive a one-time cash bonus of $100,000.

●	$100 million Market Cap, the CEO will be eligible to receive such number of stock options that would equal 0.5% of the number of the total issued shares of Class A common stock on the date of the applicable grant (with exercise price equal to the closing trading price per share of such Class A common stock on the date of the applicable grant).

●	$250 million Market Cap, the CEO will be eligible to receive such number of additional stock options that would equal 0.5% of the number of the total issued shares of Class A common stock on the date of the applicable grant (with exercise price equal to the closing trading price per share of such Class A common stock on the date of the applicable grant).

●	$300 million Market Cap, the CEO will be eligible to receive (i) such number of additional stock options that would equal 0.5% of the number of the total issued shares of Class A common stock on the date of the applicable grant (with exercise price equal to the closing trading price per share of such Class A common stock on the date of the applicable grant) and (ii) a one-time $50,000 cash bonus.

On May 17, 2024, the Compensation Committee unanimously approved increasing Mr. Hood’s annual base salary to $275,000 (effective April 19, 2024) and to $300,000, effective January 1, 2025.

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Mr. Hood’s employment may be terminated upon three months’ written notice, or immediately in the event of gross misconduct. At any point during such notice period, the Company, at its discretion, may choose to terminate Mr. Hood’s employment immediately and pay a sum equivalent to his gross basic salary, including any bonus or commission payments that might otherwise have been due and less appropriate PAYE deductions, in lieu of such notice period (or the remaining part of it).

Offer Letter with Stanley Beckley

In connection with Mr. Beckley’s appointment as the Company’s Interim Chief Financial Officer, on November 8, 2023, the Company and Mr. Beckley entered into an offer letter (the “Beckley Offer Letter”). Pursuant to the Beckley Offer Letter, Mr. Beckley receives an annual base salary equal to $230,000. Mr. Beckley will be eligible, subject to performance metrics, for an annual bonus of $20,000 bonus payable on March 31 of the year following the calendar year for which the annual bonus was earned. Mr. Beckley was first eligible for the annual bonus payment on March 31, 2024, subject to pro-ration for time served in calendar year ended December 31, 2023, and achieving performance metrics as set by the Company.

Mr. Beckley is an at-will employee. If the Company terminates his employment without Cause (as defined in the Beckley Offer Letter) and Mr. Beckley is not otherwise employed by any of the Company’s affiliates nor providing consulting services to the Company or any of its affiliates, then he will be entitled to a continuation of payment of unpaid base salary from the effective date of such termination to the expiration of three (3) months after the date of such termination.

On May 16, 2024, the Nominating Committee appointed Mr. Beckley to serve as the Company’s Chief Financial Officer on a permanent basis. Mr. Beckley’s employment in such position continues to be governed by the terms of the Beckley Offer Letter.

2024 Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to outstanding equity awards at the end of the Company’s fiscal year 2024 for the named executive officers:

	Number of securities underlying unexercised options - exercisable	Number of securities underlying unexercised options - unexercisable	Option exercise price ($)	Option Grant Date	Option Expiration Date

Stephen Hood	1,179	-	200.00	1/12/2021	1/13/2031
	46,000	-	2.565	1/26/2024	1/26/2034
Stanley Beckley	-	-	-	-	-

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal years ended December 31, 2024 and 2023, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except as follows: (1) a Form 3 reporting his appointment as our Chief Executive Officer and President was filed late by Stephen Hood on December 8, 2023 and (2) a Form 3 reporting his appointment as our Interim Chief Financial Officer was filed late by Stanley Beckley on November 20, 2023.

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Equity Compensation Plan Table

The following table summarizes our equity compensation plan information as of December 31, 2024. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price per share of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders (1)	97,366	$61.83	2,634
Equity compensation plans not approved by stockholders	-	-	-
Total	97,366	$61.83	2,634

(1)	Consists of shares issuable pursuant to the Incentive Plan. For further information regarding the Incentive Plan, see the section titled “Elements of the Company’s Executive Compensation Program—Equity Compensation,” above.

Director Compensation

The Board has adopted a non-employee director compensation policy, which became effective immediately prior to the consummation of the Company’s IPO. Under the non-employee director compensation policy, our non-employee directors are eligible to receive compensation for service on the Board and committees of the Board as follows:

●	Each non-employee director shall be entitled to receive $25,000 annually as a cash retainer for their board service, with additional annual cash retainers of (i) $2,000 for each member of our Compensation Committee or Nominating Committee other than the chairman of each of these committees; (ii) $5,000 for the chairman of our Compensation Committee or Nominating Committee; (iii) $8,000 for each member of our Audit Committee other than the chairman of this committee; and (iv) $16,000 for the chairman of our Audit Committee. All cash retainers are paid quarterly in arrears.

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●	Additionally, each non-employee director shall receive an annual stock option award under the Incentive Plan to purchase such number of shares of our Class A common stock that will equal $75,000 divided by the closing trading price of our Class A common stock on the date of each such grant, which will vest one year from the date of grant. Upon the occurrence of certain corporate events, including a change of control of the Company, all such stock option awards will immediately vest.

Our non-employee directors are entitled to reimbursement of ordinary, necessary and reasonable out-of-pocket travel expenses incurred in connection with attending in-person meetings of the Board or committees thereof. In the event our non-employee directors are required to attend greater than four in-person meetings or 12 telephonic meetings during any fiscal year, such non-employee directors shall be entitled to additional compensation in the amount of $500 for each additional telephonic meeting beyond the 12 telephonic meeting threshold, and $1,000 for each additional in-person meeting beyond the four in-person meeting threshold.

The following table further summarizes the compensation paid to the Company’s non-employee directors for service as a director during 2024:

Director Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Total ($)
John Delta, director (1)	48,000	-	-	48,000
Navtej Singh Sunner (2)	40,000	-	-	40,000
Andrew P. Jacobson, director (3)	37,000	-	-	37,000

(1)	At the end of the fiscal year ended December 31, 2024, John Delta had (i) no stock awards and (ii) 39,593 vested option awards outstanding.

(2)	At the end of the fiscal year ended December 31, 2024, Navtej Singh Sunner had (i) no stock awards and (ii) 13,158 vested option awards outstanding.

(3)	At the end of the fiscal year ended December 31, 2024, Andrew P. Jacobson had (i) no stock awards and (ii) 13,158 vested option awards outstanding.

Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not have a formal policy on the timing of awards of options in relation to the disclosure of material nonpublic information by the Company. The Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. Option grants are effective on the date the award determination is made by the Compensation Committee, and the exercise price of options is the closing market price of our Common Stock on the date of the grant or, if the grant is made on a weekend or holiday, on the prior business day.

During the fiscal year ended December 31, 2024, we did not award any options to a named executive officer in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report.

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Certain Relationships and Related Transactions

Policy and Procedures

The Audit Committee bears primary responsibility for the review, approval, or ratification of any related-party transaction pursuant to its written charter. The charter provides that the Audit Committee shall review such transactions for potential conflicts of interests and other improprieties and grants the Audit Committee the authority to approve such transactions.

Transactions

The following are summaries of transactions since January 1, 2023 to which the Company has been a participant that involved amounts that exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at December 31, 2024 and 2023, and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K, had or will have a direct or indirect material interest.

Relationship with Driven Lifestyle (formerly known as Motorsport Network)

On April 1, 2020, the Company entered into a promissory note (the “$12 million Line of Credit”) with the Company’s majority stockholder, Driven Lifestyle, that provided the Company with a line of credit of up to $10 million (which was subsequently increased to $12 million pursuant to an amendment executed in November 2020) at an interest rate of 10% per annum, the availability of which is dependent on Driven Lifestyle’s available liquidity. The $12 million Line of Credit does not have a stated maturity date and is payable upon demand at any time at the sole and absolute discretion of Driven Lifestyle, and any principal and accrued interest owed will be accelerated and become immediately payable in the event the Company consummates certain corporate events, such as a capital reorganization. The Company may prepay the $12 million Line of Credit in whole or in part at any time or from time to time without penalty or charge. In the event the Company or any of its subsidiaries consummates certain corporate events, including any capital reorganization, consolidation, joint venture, spin off, merger or any other business combination or restructuring of any nature, or if certain events of default occur, the entire principal amount and all accrued and unpaid interest will be accelerated and become payable.

On September 8, 2022, the Company entered into a support agreement with Driven Lifestyle (the “Support Agreement”) pursuant to which Driven Lifestyle issued approximately $3 million (the “September 2022 Cash Advance”) to the Company in accordance with the $12 million Line of Credit. Additionally, the Support Agreement modified the $12 million Line of Credit such that, among other things, until June 30, 2024, Driven Lifestyle would not demand repayment of the September 2022 Cash Advance or other advances under the $12 million Line of Credit, unless certain events occurred, as prescribed in the Support Agreement, such as the completion of a new financing arrangement or the Company generates positive cash flows from operations, among others. All principal and accrued interest owed on the $12 million Line of Credit were exchanged for equity following the completion of two debt-for-equity exchange agreements with Driven Lifestyle on January 30, 2023 and February 1, 2023, relieving the Company of approximately $3.9 million in owed principal and unpaid interest in exchange for an aggregate of 780,385 shares of the Company’s Class A common stock. There is currently no balance due to Driven Lifestyle under the $12 million Line of Credit. Although the $12 million Line of Credit remains in place, we believe that there is a substantial likelihood that Driven Lifestyle will not fulfill any future borrowing requests, and therefore we do not view the $12 million Line of Credit as a viable source for future liquidity needs.

Backoffice Services Agreement

On January 1, 2020, the Company entered into a three-year services agreement with Driven Lifestyle (the “Backoffice Services Agreement”), pursuant to which Driven Lifestyle provides exclusive legal, development and accounting services on a full-time basis to support the Company’s business functions. The Backoffice Services Agreement can be extended by mutual agreement and may be terminated by either party at any time. Pursuant to the Backoffice Services Agreement, the Company is required to pay monthly fees to Driven Lifestyle as follows: (i) $5,000 for legal services, (ii) $2,500 for accounting services and (iii) on an hourly, per use basis, from $15 to $30 per hour for development services.

On March 23, 2023 (but effective as of January 1, 2023), the Company entered into a new Backoffice Services Agreement with Driven Lifestyle (the “New Backoffice Services Agreement”), following the expiration of the Services Agreement. Pursuant to the New Backoffice Services Agreement, Driven Lifestyle will provide accounting, payroll and benefits, human resources and other back-office services on a full-time basis to support the Company’s business functions. The term of the New Services Agreement is 12 months from the effective date of such agreement. The term will automatically renew for successive 12-month terms unless either party provides written notice of nonrenewal at least 30 days prior to the end of the then-current term. The New Backoffice Services Agreement may be terminated by either party at any time with a 60-day prior notice. Pursuant to the New Backoffice Services Agreement, the Company is required to pay a monthly fee to Driven Lifestyle of $17,500.

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On August 8, 2024 (but effective as of July 1, 2024), the Company amended its Backoffice Services Agreement with Driven Lifestyle (the “Amended Backoffice Services Agreement”). Pursuant to the Amended Backoffice Services Agreement, Driven Lifestyle provides office space, accounting, payroll and benefits, human resources and other back-office services on a full-time basis to support the Company’s business functions. The term of the Amended Backoffice Services Agreement is 12 months from the effective date. The term will automatically renew for successive 12-month terms unless either party provides written notice of nonrenewal at least 30 days prior to the end of the then current term. The Amended Backoffice Services Agreement may be terminated by either party at any time with 60 days prior notice. Pursuant to the Amended Backoffice Services Agreement, the Company is required to pay a monthly fee to Driven Lifestyle of $12,500.

For the years ended December 31, 2024 and 2023, the Company incurred $180,000 and $210,000, respectively, in fees in connection with the New Backoffice Services Agreement and the Amended Backoffice Services Agreement.

Debt-For-Equity Exchanges

On January 30, 2023, the Company entered into a debt-for-equity exchange agreement (the “January 30 Exchange Agreement”) with Driven Lifestyle, whereby the Company issued 338,983 shares (the “Acquired Shares”) of Class A common stock to Driven Lifestyle, which amount represented the aggregate number of shares of Class A common stock equal to $1,000,000 (the “Discharged Debt”). The Acquired Shares were issued in consideration for the cancellation of the Discharged Debt under the $12 million Line of Credit. Under the January 30 Exchange Agreement, subject to conditions set forth therein, the Company agreed to file a registration statement with the SEC upon demand from Driven Lifestyle at any time within 60 days after date on which the transactions contemplated under the January 30 Exchange Agreement have been completed in order to register the resale of the Acquired Shares. The Exchange Agreement also granted certain piggyback registration rights to Driven Lifestyle. Prior to the closing of the transactions contemplated under the January 30 Exchange Agreement, Driven Lifestyle beneficially owned 700,000 shares of Class A Common Stock, representing approximately 51.51% of the issued and outstanding shares of Class A Common Stock as of January 24, 2023. After the closing of the transactions contemplated under the January 30 Exchange Agreement, Driven Lifestyle held approximately 61.19% of the issued and outstanding shares of Class A Common Stock. Driven Lifestyle also beneficially owns 700,000 shares of Class B Common Stock of the Company, representing all of the issued and outstanding shares of Class B Common Stock. Based upon the related party nature of the January 30 Exchange Agreement with Driven Lifestyle, a special committee of Company’s Board comprised of independent and disinterested directors unanimously approved the terms of the January 30 Exchange Agreement and the transactions contemplated by the January 30 Exchange Agreement and, based on the recommendation of the special committee, the Board unanimously approved the terms of the January 30 Exchange Agreement and the transactions contemplated by the January 30 Exchange Agreement.

On February 1, 2023, the Company entered into another debt-for-equity exchange agreement (the “February 1 Exchange Agreement”) with Driven Lifestyle, whereby the Company issued to Driven Lifestyle 441,402 shares of Class A common stock (the “Acquired Shares”), which amount represents the aggregate number of shares of Class A common stock equal to $2,948,566 (the “Discharged Debt”), representing the Company’s remaining debt outstanding (including the principal and not yet paid interest thereon) under the $12 million Line of Credit held by Driven Lifestyle. The Acquired Shares were issued in consideration for the cancellation of the Discharged Debt under the $12 million Line of Credit. Under the February 1 Exchange Agreement, subject to conditions set forth therein, the Company agreed to file a registration statement with the SEC upon demand from Driven Lifestyle at any time within 60 days after date on which the transactions contemplated under the February 1 Exchange Agreement have been completed in order to register the resale of the Acquired Shares. The February 1 Exchange Agreement also granted certain piggyback registration rights to Driven Lifestyle. Prior to the closing of the transactions contemplated under the February 1 Exchange Agreement, Driven Lifestyle beneficially owned 1,038,983 shares of Class A Common Stock, representing approximately 61.19% of the issued and outstanding shares of Class A Common Stock as of January 31, 2023. After the closing of the transactions contemplated under the February 1 Exchange Agreement and the Offering described above, Driven Lifestyle holds approximately 63.74% of the issued and outstanding shares of Class A Common Stock. Driven Lifestyle also beneficially owns 700,000 shares of Class B Common Stock of the Company, representing all of the issued and outstanding shares of Class B Common Stock. Based upon the related party nature of the February 1 Exchange Agreement with Driven Lifestyle, a special committee of Company’s Board comprised of independent and disinterested directors unanimously approved the terms of the February 1 Exchange Agreement and the transactions contemplated by the February 1 Exchange Agreement and, based on the recommendation of the special committee, the Board unanimously approved the terms of the February 1 Exchange Agreement and the transactions contemplated by the February 1 Exchange Agreement.

Indemnification Agreements

The Company has entered, and intend to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in its certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of its directors or executive officers regarding which indemnification is sought.

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Audit Committee Report

The Audit Committee consists of three non-employee directors, John Delta (Audit Committee chairman), Andrew P. Jacobson and Navtej Singh Sunner. The Audit Committee operates under a written charter, which is reviewed each year and is available in the “Investors—Governance” section of our Internet website at http://www.motorsportgames.com. The Board has determined that John Delta is financially sophisticated as described in Nasdaq Listing Rule 5605(c)(2) and qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. We believe that the Audit Committee’s current member composition satisfies the rules of Nasdaq that govern Audit Committee composition, including the requirement that Audit Committee members all be “independent directors” as that term is defined by Nasdaq Listing Rule 5605(a)(2).

The Audit Committee monitors and oversees the Company’s accounting and financial reporting process on behalf of the Board, reviews the independence of its independent registered public accounting firm and is responsible for approving the engagement of its independent registered public accounting firm for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments and fees related to all of the foregoing, and also is responsible for reviewing the accounting principles used in financial reporting, internal financial auditing procedures, the adequacy of the internal control procedures and critical accounting policies.

The Board of Directors, along with its Audit Committee, also oversee the management of cybersecurity risks and receives quarterly reports from management on the detection and remediation of cybersecurity incidents, as well as on material security risks and vulnerabilities. Through the Company’s outsourced managed service provider, the Company is informed about, and monitors the prevention, detection, mitigation and remediation of cybersecurity incidents through the management of, and participation in monitoring systems and processes. The information about such incidents is reported to the Company’s Chief Executive Officer and Chief Financial Officer, who then would report such information to the Company’s Board of Directors, in some cases, earlier than the regular quarterly reports depending on the nature and severity of the incident.

Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. [In this context, the Audit Committee discussed with Grassi & Co., CPAs, P.C. the results of its audit of the Company’s financial statements for the year ended December 31, 2024.]

Specifically, the Audit Committee has reviewed and discussed with the Company’s management the audited financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. [In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the independent registered public accounting firm’s responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments and the clarity of disclosures in the financial statements.]

[The independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.]

[Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements, together with Management’s Discussion and Analysis of Financial Condition and Results of Operations, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Commission.]

Submitted by the Audit Committee.

John Delta, Chairman
Andrew P. Jacobson
Navtej Singh Sunner

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Proposal No. 2

The Incentive Plan Increase Proposal

Approval of an Amendment to the Incentive Plan to Increase the Number of Shares of Class A Common Stock Available for Awards Under the Incentive Plan by 200,000 Shares

Our Board is requesting stockholder approval of an amendment to the Incentive Plan to increase the total number of shares of Class A common stock that may be awarded under the Incentive Plan by 200,000 shares, from 100,000 shares to 300,000 shares. The form of amendment is attached to this proxy statement as Appendix A.

Background and Reasons for the Proposal

We adopted the Motorsport Games Inc. 2021 Equity Incentive Plan, or the Incentive Plan, which became effective on January 12, 2021, in order to facilitate the grant of equity awards to our employees, consultants, and directors for the purposes of obtaining and retaining services of these individuals, which we believe is essential to our long-term success. On November 10, 2022, as a result of the 1-for-10 Reverse Stock Split, the Incentive Plan was amended and restated to reflect, pursuant to the provisions of Section 10.1 of the Incentive Plan, the proportionate adjustment to the number of shares of Company’s Class A common stock authorized for issuance under the Incentive Plan from 1,000,000 shares of Class A common stock to 100,000 shares using the same 1-for-10 ratio used to consummate the Reverse Stock Split. As of December 31, 2024, there were 97,366 shares of Class A common stock issuable upon the exercise of outstanding option awards and 2,634 shares available for future issuance under the Incentive Plan.

The Board recommends that stockholders approve the amendment to the Incentive Plan to increase the total number of shares of Class A common stock that may be awarded thereunder. In making such recommendation, the Board considered a number of factors, including the following:

●	Equity-based compensation awards are a critical element of our overall compensation program. We believe that our long-term incentive compensation program aligns the interests of management, employees and the stockholders to create long-term stockholder value. The Incentive Plan Increase will allow us to continue to attract, motivate and retain our officers, key employees, non-employee directors and consultants.

●	We believe the current number of shares remaining available for grant under the Incentive Plan are not sufficient in light of our compensation structure and strategy, and that the additional shares being sought will ensure that we continue to have a sufficient number of shares authorized and available for future awards issued under the Incentive Plan.

As of March 7, 2025, the closing price of a share of our Class A common stock on Nasdaq was $1.28.

Dilution Analysis

As of March 11, 2025, our capital structure consisted of 3,183,558 shares of Class A common stock and 700,000 shares of our Class B common stock outstanding and no shares of preferred stock. The table below shows our potential dilution (referred to as “overhang”) levels based on our Class A common stock outstanding, equity awards outstanding and our request for 200,000 additional shares to be available for awards pursuant to the Incentive Plan. The 200,000 shares represent 6.28% of our outstanding shares of Class A common stock as of March 11, 2025. The Board believes that the 200,000 shares requested represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity awards, an important component of our compensation program.

	# of Shares as of March 11, 2025	% of Shares of Class A Common Stock Outstanding as of March 11, 2025
New Share Reserve Proposal	200,000	6.28%
Shares Remaining Available for Future Issuance	2,634	0.08%
Stock Options Outstanding	97,366	3.06%
Full-Value Awards Outstanding	-	0.00%
Total Awards Granted + New Share Reserve	300,000	9.42%
Shares of Class A Common Stock Outstanding as of March 11, 2025	3,183,558

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Burn Rate

The following table sets forth information regarding the awards granted, the burn rate for each of the last three fiscal years and the average burn rate over the last three years. The burn rate has been calculated as the quotient of (i) the sum of all stock options granted in such year, divided by (ii) the weighted average number of shares of Class A common stock outstanding for each such year.

Element	2022	2023	2024
Stock Options Granted(1)(2)	69,988	57,566	46,000
Weighted average number of shares outstanding – basic	1,171,323	2,577,451	2,922,091
Annual Burn Rate	5.98%	2.23%	1.57%
Three-Year Average Burn Rate		3.26%

(1)	Reflects the gross number of shares underlying awards made to employees during the respective fiscal year.
(2)	Not adjusted for forfeitures, withholdings and expirations, which would reduce the burn rate if taken into account.

Stockholders are asked to approve the Incentive Plan Increase Proposal to satisfy Nasdaq requirements relating to stockholder approval of equity compensation and to qualify certain stock options authorized under the Incentive Plan for treatment as incentive stock options under Section 422 of the Internal Revenue Code.

Summary of the 2021 Equity Incentive Plan

Administration

The Incentive Plan is to be administered by the Board’s Compensation Committee or, with respect to individuals who are Non-Employee Directors, the Board. Subject to the terms of the Incentive Plan, the Compensation Committee is authorized to (a) designate the participants who are entitled to receive awards under the Incentive Plan; (b) determine the types of awards and the times when awards will be granted; (c) determine the number of awards to be granted and the number of shares of Class A common stock to which an award will relate; (d) determine the terms and conditions of any award granted pursuant to the Incentive Plan. All decisions by the Compensation Committee with respect to the Incentive Plan shall be final, binding, and conclusive on all parties.

Eligibility

The persons eligible to receive awards under the Incentive Plan are our employees, officers, non-employee directors and consultants. Currently, the Company has 22 employees, including two officers, 17 contractors, and three non-employee directors, eligible to receive awards under the Incentive Plan.

Types of Awards

Our Plan provides for the issuance of stock options, incentive stock options, restricted stock, restricted stock units, and performance share awards.

Stock Available for Awards

On November 10, 2022, as a result of the 1-for-10 Reverse Stock Split, the Incentive Plan was amended and restated to reflect, pursuant to the provisions of Section 10.1 of the Incentive Plan, the proportionate adjustment to the number of shares of Company’s Class A common stock authorized for issuance under the Incentive Plan from 1,000,000 shares of Class A common stock to 100,000 shares. The Company is now seeking an increase of the total authorized shares available for awards under the Incentive Plan to 300,000 shares. In the event any award granted under the Incentive Plan is terminated, expired, forfeited, or cancelled for any reason, the number of shares of Class A common stock subject to such award will again be available for grant under the Incentive Plan. Shares tendered to pay the exercise price of an option or tendered, withheld or otherwise relinquished by a participant to satisfy a tax withholding obligation arising in connection with any award will not again become available for grant under the Incentive Plan. Shares delivered pursuant to any Award may consist, in whole or in part, of authorized but unissued Class A common stock, treasury stock not reserved for any other purposes, or stock purchased on the open market. As of December 31, 2024 and 2023, the Company had 2,634 and 47,291, respectively, shares available for future issuance under the Incentive Plan.

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To the maximum extent permitted by applicable law and the Nasdaq listing standards (or the rules of any exchange on which the Class A common stock is then listed), shares of stock awarded in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any subsidiary shall not be counted against shares of stock available for grant under the Incentive Plan.

Stock Options

The Compensation Committee is authorized to grant options to purchase Class A common stock and determine the number of shares of Class A common stock to be covered by each option, the exercise price of each option, and the conditions and limitations applicable to the exercise of each option, including conditions relating to applicable federal or state securities laws, as the Compensation Committee considers necessary or advisable. An option that is not intended to be an incentive stock option shall be designated a non-qualified stock option.

Incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), are only available to our employees. All such incentive stock options shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.

The Compensation Committee is authorized to establish the exercise price of each option and specify the exercise price in an applicable option agreement. The exercise price is not to be less than 100% of the fair market value on the date the option is granted, but in the case of an incentive stock option granted to an employee who owns stock representing more than 10% of the voting power of all classes of our stock, the per share exercise price is to be no less than 110% of the fair market value on the date the option is granted. The Compensation Committee may specify the terms and duration under which options are exercisable in an applicable option agreement, but the maximum term is 10 years for the exercise of options and 5 years in the case of an incentive stock option granted to an employee who owns stock representing more than 10% of the voting power of all classes of our stock.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights with such terms and conditions as the Compensation Committee may determine at the time of grant and as set forth in the award agreement. The base value of a stock appreciation right shall be determined by the Compensation Committee and shall be specified in the award agreement; however, the base value must be at least equal to 100% of the Fair Market Value of a share on the date of grant.

Restricted Stock; Restricted Stock Units

The Compensation Committee is authorized to grant restricted stock and restricted stock units and to determine the terms and conditions set forth in the applicable award agreement, including the conditions for vesting, repurchase, forfeiture and issue price. Restricted stock is a grant of shares of Class A common stock which are subject to such conditions and/or restrictions as the Compensation Committee may impose (including, without limitation, limitations on transferability, the right to receive dividends, or the right to vote the stock), which need not be the same for each grant or for each Participant. Alternatively, the Compensation Committee may grant restricted stock units, which entitle the recipient to receive Class A common stock or cash at the time such award vests.

Performance Share Awards

The Compensation Committee is authorized to grant performance share awards, which represent a right granted to a participant to receive cash or stock, the payment of which is contingent upon achieving certain performance goals established by the Compensation Committee. The Compensation Committee has authority to determine the terms and conditions, restrictions of such awards, including whether payment thereunder will be made in cash or stock, or in a combination thereof.

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Adjustments for Changes in Common Stock and Certain Other Events

In the event of any change in the number of shares of Class A common stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Class A common stock available for grant under the Incentive Plan, the number of shares of Class A common stock subject to any award, and any numeric limitation expressed in the Incentive Plan shall be appropriately adjusted by the Compensation Committee. In connection with such an event, the Committee shall proportionally adjust the number of shares of Class A common stock subject to each outstanding award and the exercise price per share of Class A common stock of each such award. All adjustments shall be made in a manner consistent with the requirements of the Code.

General Provisions Applicable to Awards

Awards are subject to restrictions not to be sold, assigned, transferred, pledged or otherwise encumbered, unless the Compensation Committee determines otherwise. The Compensation Committee is authorized to determine the form in which each award shall be evidenced (written, electronic or otherwise), the terms of each award, and the effect of an award in the event a recipient’s disability, death, retirement, termination, cessation of employment, authorized leave of absence, other change in employment or other change in status. The Compensation Committee may provide that any award shall become immediately exercisable in full or in part, free from some or all restrictions, or otherwise realizable at any time, consistent with the requirements of the Code.

No Rights as Stockholder

No award gives a participant any of the rights of a stockholder of the Company unless and until shares of stock are in fact issued to such person in connection with such award.

Effective Date and Term of the Incentive Plan

The Incentive Plan became effective on January 12, 2021 and expires in 10 years from such date.

Amendment of the Incentive Plan

With the approval of the Board, the Compensation Committee terminate, amend or modify the Incentive Plan at any time, subject to the approval of stockholders or provisions of the Code, as applicable.

Compliance with Code Section 409A

Unless otherwise provided for in an award, awards granted under the Incentive Plan are intended to be exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to the Incentive Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws.

Incentive Stock Options. Incentive stock options are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant who is granted an incentive stock option will not recognize ordinary income at the time of grant. A participant will not recognize ordinary income upon the exercise of an incentive stock option provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the grant date of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to permanent and total disability).

If the participant does not sell or otherwise dispose of the shares of Class A common stock acquired upon the exercise of an incentive stock option within two years from the grant date of the incentive stock option or within one year after he or she receives the shares of Class A common stock, then, upon disposition of such shares of Class A common stock, any amount recognized in excess of the exercise price will be taxed to the participant as a capital gain. The participant will generally recognize a capital loss to the extent that the amount recognized is less than the exercise price.

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If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares of Class A common stock in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Class A common stock on the date of exercise over the exercise price or (ii) the excess, if any, of the amount recognized upon disposition of the shares of Class A common stock over the exercise price. Any amount recognized in excess of the value of the shares of Class A common stock on the date of exercise will be capital gain. If the amount recognized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount recognized upon the disposition of the shares of Class A common stock.

The rules described above that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.

Nonqualified Stock Options. A participant will not recognize ordinary income when a nonqualified stock option is granted. When a nonqualified stock option is exercised, a participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Class A common stock that the participant purchased over the exercise price he or she paid.

Stock Appreciation Rights. A participant will not recognize ordinary income when a stock appreciation right is granted. When a stock appreciation right is exercised, the participant will recognize ordinary income equal to the cash and/or the fair market value of shares of Class A common stock the participant receives.

Restricted Shares. A participant who has been granted restricted shares will not recognize ordinary income at the time of grant, assuming that the underlying shares of Class A common stock are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes and that the participant does not make an election under Section 83(b) of the Internal Revenue Code. Generally, upon the vesting of restricted shares, the participant will recognize ordinary income in an amount equal to the then fair market value of the shares of Class A common stock, less any consideration paid for such shares of Class A common stock. Any gains or losses recognized by the participant upon disposition of the shares of Class A common stock will be treated as capital gains or losses. However, a participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to have income recognized at the date of grant of a restricted share award equal to the fair market value of the shares of Class A common stock on the grant date (less any amount paid for the restricted shares) and to have the applicable capital gain holding period commence as of that date.

Restricted Share Units. A participant generally will not recognize ordinary income when restricted share units are granted. Instead, a participant will recognize ordinary income when the restricted share units are settled in an amount equal to the fair market value of the shares of Common Stock or the cash he or she receives, less any consideration paid.

Sale of Shares. When a participant sells shares of Class A common stock that he or she has received under an award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the shares of Class A common stock for more than one year (or, in the case of a restricted share award, more than one year from the date the restricted shares vested unless the participant made an election pursuant to Section 83(b) of the Internal Revenue Code, described above). If the participant has held the shares of Class A common stock for one year or less, the gain or loss will be a short-term capital gain or loss.

Tax Deductibility of Compensation Provided Under the Incentive Plan. When a participant recognizes ordinary compensation income as a result of an award granted under the Incentive Plan, the Company may be permitted to claim a federal income tax deduction for such compensation, subject to various limitations that may apply under applicable law.

Further, to the extent that compensation provided under the Incentive Plan may be deemed to be contingent upon a change in control of the Company, a portion of such compensation may be non-deductible by the Company under Section 280G of the Internal Revenue Code and may be subject to a 20% excise tax imposed on the recipient of the compensation.

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Restrictions on Shares; Claw-back Provisions

Shares of Class A common stock acquired in respect of awards pursuant to the Incentive Plan are subject to such terms and conditions determined by the Board, including restrictions on the transferability of shares, our right to repurchase shares, our right to require the transfer of shares in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. The issuance of shares of Class A common stock are subject to recipients’ consent to such terms and conditions and the recipient entering into an award agreement. All awards are subject to the provisions of any claw-back policy implemented by us, including any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable award agreement.

New Plan Benefits

The grant of options and other awards under the Incentive Plan is discretionary, and we cannot determine now the number or type of options or other awards to be granted in the future to any particular person or group.

Since it is not possible to determine the exact number of awards that will be granted under the Incentive Plan, the awards granted during the year ended December 31, 2024 under the Incentive Plan are set forth in the following table.

Name and Position	Number of Stock Options
Stephen Hood	46,000
Stanley Beckley	-
Current Executive Officers as a Group	46,000
Current Non-Executive Director Group	-
Current Non-Executive Officer Employee Group	-

Equity Compensation Plan Information

The section titled “Executive and Director Compensation—Equity Incentive Plan Information,” above, is incorporated by reference herein.

Interests of Directors and Executive Officers

Our directors and executive officers have substantial interests in the matters set forth in this proposal since equity awards will be granted to them under the Incentive Plan if this proposal is approved.

Required Vote

To be approved, Proposal No. 2 (the Incentive Plan Increase Proposal), must receive the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” Proposal No. 2 to approve the Incentive Plan Increase Proposal.

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Proposal No. 3

The Auditor Ratification Proposal

ratification of the selection of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025

The Audit Committee has appointed and the Board has affirmed Grassi & Co., CPAs, P.C. (“Grassi”) as our independent registered public accounting firm for the year ending December 31, 2025. Grassi commenced serving as our independent registered public accounting firm on December 4, 2024. Representatives of Grassi will not be present at the Annual Meeting and therefore will not make a statement at the Annual Meeting or be available to respond to questions from stockholders.

Although ratification of the Company’s independent accounting firm by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Grassi, the Audit Committee may reconsider its selection.

Engagement of Grassi

On December 4, 2024, the Audit Committee approved the engagement of Grassi as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2024, effective immediately, and dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. On December 4, 2024, the Company entered into an engagement letter with Grassi and engaged Grassi as the Company’s independent registered public accounting firm effective immediately.

Grant Thornton’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, were not qualified or modified as to audit scope or accounting principles, but included an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern as of December 31, 2023.

During the fiscal years ended December 31, 2023, and 2022, and the subsequent interim periods through December 4, 2024, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Grant Thornton with a copy of the disclosures above and requested that Grant Thornton furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of Grant Thornton’s letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed on December 6, 2024.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim periods through December 4, 2024, neither the Company nor anyone on its behalf has consulted with Grassi regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grassi concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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Principal Accountant Fees and Services

Grassi

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Grassi for the year ended December 31, 2024.

Year Ended December 31, 2024
Audit Fees (1)	$160,000
Audit Related Fees	-
Tax Fees	-
All Other Fees	-
Total	$160,000

(1)	Audit fees primarily represent fees for professional services provided in connection with the audit of the Company’s financial statements.

Grant Thornton

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Grant Thornton for the years ended December 31, 2024 and 2023.

	Year Ended December 31, 2024	Year Ended December 31, 2023
Audit Fees (1)	$132,924	$504,210
Audit Related Fees (2)	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$132,924	$504,210

(1)	Audit fees primarily represent fees for professional services provided in connection with the audit of the Company’s financial statements, review of quarterly financial statements and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees represent fees reasonably related to the performance of the audit or review of the Company’s financial statements not reported under “Audit Fees” above.

Audit Committee Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the Audit Committee specifically approves the engagement of our independent registered public accounting firm. As such, the respective engagements of Grassi and Grant Thornton to render audit services, audit related services and other services were approved by the Audit Committee in advance of the rendering of the services.

Audit Committee Report

See Audit Committee Report included in this proxy statement. Such report is incorporated herein by this reference.

Required Vote

To be approved, Proposal No. 3 (the Auditor Ratification Proposal), must receive the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes are not expected on this proposal because we believe it is a routine matter

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” Proposal No. 3 to approve the Auditor Ratification Proposal.

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Proposal No. 4

The Warrant Exercise Proposal

APPROVAL OF THE EXERCISE OF WARRANTS ISSUED ON JULY 29, 2024 TO PURCHASE UP TO AN AGGREGATE OF 949,310 SHARES OF CLASS A COMMON STOCK UNDER APPLICABLE RULES AND REGULATIONS OF NASDAQ

Motorsport Games is seeking stockholder approval for the exercise of the warrants issued by Motorsport Games on July 29, 2024 (the “Warrants”) to purchase up to an aggregate of 949,310 shares of the Company’s Class A common stock under applicable listing rules and regulations of Nasdaq.

On July 26, 2024, Motorsport Games entered into a securities purchase agreement (the “Purchase Agreement”) with two institutional investors (the “Investors”) for the issuance and sale of an aggregate of: (i) 351,928 shares of Class A common stock, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 108,902 shares of Class A common stock, and in the concurrent private placement (the “Private Placement”), the Company issued: (a) Series A Warrants to purchase up to 460,830 shares of Class A common stock at an exercise price of $2.17 per share (the “Series A Warrants”), and (b) Series B Warrants to purchase up to 460,830 shares of Class A common stock at an exercise price of $2.17 per share (the “Series B Warrants” and collectively with the Series A Warrants, the “Purchase Warrants”); and (c) placement agent warrants (the “Placement Agent Warrants” and collectively with the Purchase Warrants, the “Warrants”) to purchase up to 27,650 shares of Class A common stock that were issued to designees of H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) as compensation for Wainwright acting as placement agent in connection with the Private Placement. The net proceeds to us from the Offering (as defined below) were approximately $0.9 million, after deducting placement agent fees and expenses and estimated offering expenses payable by us.

The shares of Class A common stock issuable upon the exercise of the Series A Warrants and the Series B Warrants are collectively referred to as the “Warrant Shares.” The Series A Warrants and the Series B Warrants will become exercisable on the effective date of the stockholder approval for the issuance of the Warrant Shares upon exercise of the Series A Warrants and the Series B Warrants (the “Stockholder Approval Date”). The Series A Warrants have a term of exercise equal to five and one-half years from the Stockholder Approval Date. The Series B Warrants have a term of exercise equal to eighteen months from the Stockholder Approval Date

A holder of the Series A Warrants and Series B Warrants may not exercise any portion of such holder’s the Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Class A common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise.

In connection with the Private Placement, we agreed with the Investors to prepare and file a registration statement with the SEC registering the resale of the shares of Class A common stock underlying the Purchase Warrants no later than 30 days after the Closing Date (as defined in the Purchase Agreement) and to use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the Closing Date (or within 90 days following the Closing Date if the SEC informs the Company that it intends to review such registration statement). We filed a registration statement on Form S-1 registering the Warrant Shares for resale on August 20, 2024, which registration statement was declared effective on August 30, 2024.

The Company entered into an engagement letter with Wainwright, dated November 6, 2023, the term of which was subsequently amended by the Company and Wainwright, pursuant to which Wainwright agreed to act as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the registered direct offering and the concurrent Private Placement (collectively, the “Offering”). The Company paid Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds of the Offering. The Company also paid Wainwright certain expenses of $30,000 for non-accountable expenses and $15,950 for clearing fees. Additionally, the Company issued to Wainwright and its designees as compensation, the Placement Agent Warrants to purchase up to 27,650 shares of Class A common stock, which is equal to 6.0% of the aggregate number of shares of Class A common stock and shares of Class A common stock issuable upon the exercise of the Pre-Funded Warrants included in the Offering. The Placement Agent Warrants have substantially the same terms as the Series A Warrants and Series B Warrants described above, except that the Placement Agent Warrants have an exercise price of $2.7125 per share (representing 125% of the combined purchase price per Share and accompanying Purchase Warrants) and expire five (5) years following the commencement of the sales pursuant to the Private Placement.

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The Series A Warrants, the Series B Warrants, the Placement Agent Warrants and the shares of Class A common stock issuable upon exercise thereof were offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Reasons for the Private Placement

As of June 30, 2024, the Company’s cash and cash equivalents were approximately $0.5 million. As a result, in July 2024, the Company’s Board of Directors determined that it was necessary to raise additional funds for general corporate purposes.

We believe that the Offering, which yielded gross proceeds of approximately $1.0 million, was necessary in light of the Company’s cash and funding requirements at the time. In addition, at the time of the Offering, the Company’s Board of Directors considered numerous other alternatives to the transaction, none of which proved to be feasible or, in the opinion of the Company’s Board of Directors, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Offering.

Description of the Warrants

Pursuant to Nasdaq Stock Market Rule 5635(d), the Warrants will not be exercisable until the Company’s stockholders approve (the “Private Placement Stockholder Approval”) the issuance of the shares of Class A common stock issuable upon exercise of the Warrants. The Purchase Agreement provided that we would be required to hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following July 29, 2024, the closing date of the Offering, for the purpose of obtaining the Private Placement Stockholder Approval, meaning we are required to hold a stockholder meeting no later than October 25, 2024. We further agreed with the Investors that if we did not obtain the Private Placement Stockholder Approval at the first meeting that is called, we would call an additional stockholder meeting every six (6) months thereafter until the earlier of the date we obtain such Private Placement Stockholder Approval or the Warrants are no longer outstanding. On October 25, 2024, we held a special meeting of stockholders for the purpose of seeking the Private Placement Stockholder Approval, which was not obtained.

Set forth below is a summary of the terms of the Warrants. Except as described below, the Placement Agent Warrants have substantially the same terms as the Series A Warrants.

Exercisability

The Purchase Warrants each have an initial exercise price of $2.17 per share and are exercisable beginning on the Stockholder Approval Date, if at all. The Series A Warrants expire five and half years after the Stockholder Approval Date and the Series B Warrants expire 18 months after the Stockholder Approval Date. The Placement Agent Warrants have an initial exercise price of $2.7125 per share and are exercisable beginning on the Stockholder Approval Date, if at all, and expire five years after the commencement of sales in the Offering.

No Fractional Shares

No fractional shares or scrip representing fractional shares will be issued upon the exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the number of shares of Class A common stock to be issued will be rounded up to the nearest whole number.

Exercise Limitation

In general, a holder of the Warrants does not have the right to exercise any portion of a Warrant if the holder (together with its Attribution Parties (as defined in the Warrant) would beneficially own in excess of 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Cashless Exercise

If at the time of exercise of a Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the Warrant Shares, in lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of any Warrants in payment of the aggregate exercise price, the holder may, at its option, instead receive upon such exercise (either in whole or in part) only the net number of shares of Class A common stock determined according to a formula set forth in the Warrants.

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Adjustment for Stock Splits

The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock.

Dividends or Distributions

If we declare or make any dividend or other distribution of the Company’s assets (or rights to acquire the Company’s assets) to holders of shares of Class A common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the Warrants, then, in each such case, the holders of the Warrants shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the Warrants.

Purchase Rights

If we grant, issue or sell any shares of Class A common stock or securities exercisable for, exchangeable for or convertible into Class A common stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Class A common stock, referred to as Purchase Rights, then each holder of the Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the Warrants immediately before the Record Date, or, if no such record is taken, the date as of which the record holders of shares of Class A common stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Fundamental Transaction

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of the Company’s obligations under the Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of the Class A common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrants following such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black Scholes Value (as defined in each Warrant) of the unexercised portion of the Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in the Company’s control, including a fundamental transaction not approved by the Company’s Board of Directors, the holders of the Warrants will only be entitled to receive from us or the Company’s successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant that is being offered and paid to the holders of Class A common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Class A common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned.

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of a holder’s ownership of shares of Class A common stock, the holders of the Warrants do not have the rights or privileges of holders of our Class A common stock, including any voting rights, unless and until they exercise their Warrants.

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Amendments

Each Warrant may be amended with the written consent of the holder of such Warrant and us.

Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange.

Reasons for the Warrant Exercise Proposal

Our Class A common stock is listed on Nasdaq and trades under the ticker symbol “MSGM.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to such issuance for less than the applicable Minimum Price. Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. The closing price of our Class A common stock on Nasdaq on July 25, 2024, the trading date immediately preceding the signing of the Purchase Agreement, was $2.17 per share. In order to comply with Nasdaq Listing Rule 5635(d), the Warrants are not exercisable until the Private Placement Stockholder Approval is obtained.

We are seeking stockholder approval for the issuance of up to an aggregate of 949,310 shares of Class A common stock upon the exercise of the Warrants that were issued. Effectively, stockholder approval of this Warrant Exercise Proposal is one of the conditions for us to receive up to an additional approximately $2.1 million (before deducting expenses and placement agent fees) upon the exercise of the Warrants, if exercised for cash. Loss of these potential funds could adversely impact our ability to fund our operations. If we should reduce the exercise price of the Warrants, the gross proceeds received by us from the exercise of the Warrants may be less than $2.1 million, and approval of this proposal is an approval of the issuance of up to an aggregate of 949,310 shares of our Common Stock pursuant to the Warrants at the initial exercise price as well as an unknown lower exercise price.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Purchase Agreement, as the Private Placement has already been completed and the Warrants have already been issued. We are only asking for approval to issue the Warrant Shares upon exercise of the Warrants.

Potential Consequences if Proposal No. 4 is Not Approved

The failure of our stockholders to approve this Proposal No. 4 will mean that: (i) we cannot permit the exercise of the Warrants and (ii) we may incur substantial additional costs and expenses because we will need to hold another meeting to vote upon this proposal.

Each Series A Warrants and Series B Warrant has an initial exercise price of $2.17 per share and each Placement Agent Warrant has an initial exercise price of $2.7125 per share. Accordingly, we would realize an aggregate of up to approximately $2.1 million in gross proceeds before deducting expenses and fees that we will owe to H.C. Wainwright & Co., LLC, the placement agent in connection with the Private Placement, if all the Warrants were exercised for cash at their respective initial exercise prices. If the Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

In addition, in connection with the Private Placement and the issuance of the Warrants, we have agreed to seek stockholder approval every six (6) months until our stockholders approve the issuance of the Warrant Shares or until such time as none of the Warrants are outstanding. The costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations.

Potential Adverse Effects of the Approval of Proposal No. 4

If this Proposal No. 4 is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the Warrant Shares upon exercise of the Warrants. Assuming the full exercise of the Warrants, an aggregate of 949,310 additional shares of Class A common stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Class A common stock.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Certificate, or our Bylaws, as amended, with respect to the Warrant Exercise Proposal.

Required Vote

To be approved, Proposal No. 4 (the Warrant Exercise Proposal), must receive the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” Proposal No. 4 to approve the Warrant Exercise Proposal.

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Proposal No. 5

The Adjournment Proposal

APPROVAL TO ADJOURN THE 2025 Annual MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES FOR, OR OTHERWISE IN CONNECTION WITH, THE APPROVAL OF PROPOSAL NO. 4

Background of and Rationale for the Proposal

The Board believes that if the number of shares of the Company’s common stock voted in favor of and entitled to vote at the Annual Meeting is insufficient to approve Proposal No. 4 (the Warrant Exercise Proposal) it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve any of the Warrant Exercise Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of any of the Warrant Exercise Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of Class A common stock will vote against any of the Warrant Exercise Proposal we could adjourn or postpone the Annual Meeting without a vote on the proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Warrant Exercise Proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new Record Date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

To be approved, Proposal No. 5 (the Adjournment Proposal), must receive the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Recommendation of our Board of Directors

The Board unanimously recommends that you vote “for” Proposal No. 5 to approve the Adjournment Proposal.

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Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth the beneficial ownership of our common stock as of March 11, 2025 for:

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock and Class B common stock (by number or by voting power);

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and current executive officers as a group.

Applicable percentage ownership before the offering is based on 3,183,558 shares of Class A common stock and 700,000 shares of our Class B common stock outstanding as of March 11, 2025.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above, held by such person that are currently exercisable or will become exercisable within 60 days of the date of March 11, 2025, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Unless otherwise indicated, the address of all listed stockholders is c/o Motorsport Games Inc., 5972 NE 4th Avenue, Miami, FL 33137.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power(1)
5% Stockholders:
Driven Lifestyle Group LLC(2)	1,480,385	46.50%	700,000	100%	83.28%
Directors and Named Executive Officers:
John Delta	39,593	1.24	—	—	*
Andrew P. Jacobson	13,158	*	—	—	*
Navtej Singh Sunner	13,158	*	—	—	*
Stephen Hood	47,179	1.47%	—	—	*
Stanley Beckley	—	—	—	—	—
Directors and current executive officers as a group (5 persons)	113,088	3.53%	—	—	*

*	Less than 1%

(1)	Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. See the section titled “Description of Capital Stock—Common Stock” for additional information about the voting rights of our Class A common stock and Class B common stock.

(2)	Consists of shares held of record by Driven Lifestyle (formerly known as Motorsport Network LLC). Mike Zoi is the manager of Driven Lifestyle and has sole voting and dispositive power with respect to the shares held by Driven Lifestyle.

37

Notice Regarding Delivery Of Stockholder Documents (“Householding” Information)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker, (2) direct your written request to: Motorsport Games Inc., 5972 NE 4th Avenue, Miami, Florida 33137, Attention: Corporate Secretary, or (3) call (305) 507-8799. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

38

Stockholder Proposals And Nominations For The 2026 Annual Meeting

Stockholder proposals intended to be presented at the 2026 Annual Meeting must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 5972 NE 4th Avenue, Miami, Florida 33137, generally no later than , 2025, which is 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting (i.e., , 2025) in order to receive consideration for inclusion in the Company’s 2025 proxy materials. However, if next year’s annual meeting is to be held more than 30 days before or 30 days after the anniversary of this year’s annual meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our 2026 proxy materials. Any such stockholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Notice of proposals to be considered at next year’s meeting but not included in the proxy statement must meet the requirements set forth in the Company’s bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 5972 NE 4th Avenue, Miami, Florida 33137. Each proposal submitted must be a proper subject for stockholder action at the meeting. The notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year’s annual meeting. Therefore, to be timely, stockholder proposals must be received no earlier than January 25, 2026 and no later than February 24, 2026. However, if next year’s annual meeting is to be held more than 30 days before or 60 days after April 25, 2026 (the anniversary of this year’s annual meeting), notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company’s public announcement of next year’s annual meeting date.

In addition to satisfying the advance notice provisions of the Company’s bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide the Company notice that sets forth the information required by Rule 14a-19 under the Exchange Act postmarked to the Company at its corporate headquarters located at 5972 NE 4th Avenue, Miami, Florida 33137 no later than February 24, 2026, which is 60 calendar days prior to the anniversary of this year’s annual meeting date (i.e., April 25, 2025) to comply with the SEC’s universal proxy rules. If the date of the 2026 Annual Meeting is changed by more than 30 days before or after April 25, 2026, then notice must be provided by the later of 60 calendar days prior to the date of the meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen Hood
Chief Executive Officer and President

Date: , 2025

39

Annex A

Form of AMENDMENT TO THE Amended and Restated
Motorsport Games INC. 2021 Equity Incentive Plan

Whereas , the Board of Directors (the “Board”) of Motorsport Games Inc. (the “Company”) heretofore established the Motorsport Games Inc. 2021 Equity Incentive Plan (the “Plan”); and

Whereas , the Board desires to amend the Plan to increase the maximum number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) available for grants of Awards thereunder by an additional 200,000 shares of Common Stock to 300,000 shares of Common Stock; and

Whereas , pursuant to Section 13.1 of the Plan, the Board has the right to amend the Plan with respect to certain matters; and

Whereas , the Board has approved and authorized this amendment to the Plan (this “Amendment”) and has recommended that the stockholders of the Company approve this Amendment; and

Whereas , the stockholders of the Company have approved this Amendment at a duly called meeting; now, therefore, be it

Resolved , that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, such that Section 5.1 of the Plan is hereby amended by increasing the share references in such section by an additional 200,000 shares of Common Stock to 300,000 shares of Common Stock, so that the first sentence of Section 5.1 reads in its entirety as follows:

Subject to adjustment as provided in Section 10, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 300,000 shares.

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

[Signature page follows.]

In witness whereof , the Company has caused this Amendment to be signed this ___ day of _____________, 2025.

MOTORSPORT GAMES INC.

By:
Name:
Title:

A-1

motorsport GAMES

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66389-P29243 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOTORSPORT GAMES INC.

1. Election of Directors

Nominees (Class I directors)	**For**	**Withhold**
1a. Andrew P. Jacobson	☐	☐
1b. Navtej Singh Sunner	☐	☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business that may properly come before the annual meeting or any postponement or adjournment thereof.

NOTE: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V66390-P29243

MOTORSPORT GAMES INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
April 25, 2025, at 11:00 a.m. ET

The undersigned stockholder(s) of Motorsport Games Inc., a Delaware corporation (the "Company"), hereby appoint(s) Stephen Hood and Stanley Beckley, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A and Class B Common Stock of the Company that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 25, 2025, at 11:00 am, local time, at 5972 NE 4th Avenue, Miami, Florida 33137 and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY'S DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side